UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2021
Grow Capital, Inc.
(Exact name of Registrant as specified in its charter)
Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2485 Village View Drive, Suite 180
Henderson, NV 89074
Phone: (702) 830-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)
☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 1.01 Entry into a Material Definitive Agreement.
On April 19, 2021, Grow Capital, Inc., a Nevada corporation (the “Company”), entered into a Consulting Agreement with OTC PR Group Inc. (the “Consultant”). Under the Agreement, the Consultant will provide consulting services related to marketing to new investors. The company will pay the Consultant $4,000 per month for 3 months and issue 12,000 shares in exchange for the Consultant’s services.
The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
Ex. 10.1	Consulting Agreement

SIGNATURE PAGE
Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Grow Capital, Inc.

Date: April 22, 2021	By:	/s/Terry Kennedy
Terry Kennedy
Chief Executive Officer

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